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                                                            Exhibit 15.2

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                                                             City Center Square
                                                   1100 Main Street, Suite 2700
                                               Kansas City, Missouri 64105-2112
         Baird, Kurtz & Dobson                    816 221-6300 FAX 816 221-6380
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                                                  bkd.com


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated October 27, 2000 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended September 30, 2000 and 1999 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                                s/BAIRD, KURTZ & DOBSON
                                                 BAIRD, KURTZ & DOBSON


Kansas City, Missouri
October 27, 2000

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